UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2016 (March 18, 2016)

RREEF Property Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55598 (Commission File Number)	45-4478978 (I.R.S. Employer Identification No.)

345 Park Avenue, 26th Floor, New York, NY 10154
(Address of principal executive offices, including zip code)

(212) 454-6260
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

RREEF Property Trust, Inc. (the “Company”) has adopted a share redemption plan (the “SRP”), whereby on a daily basis, stockholders may request that the Company redeem all or any portion of their shares. Pursuant to the SRP, the total amount of redemptions in any calendar quarter will be limited to the shares of the Company’s common stock whose aggregate value (based on the redemption price per share on the date of the redemption) is equal to 5% of the Company’s combined net asset value (“NAV”) for all classes of common stock as of the last day of the previous calendar quarter (the “Quarterly Volume Limitation”). In addition, if redemptions do not reach the 5% limit in a calendar quarter, the unused portion generally will be carried over to the next quarter and not any subsequent quarter, such that Quarterly Volume Limitation for any quarter may never exceed 10% of the combined NAV for all classes of common stock as of the last day of the previous calendar quarter.

As of March 18, 2016, the Quarterly Volume Limitation for the first calendar quarter of 2016 was reached. Accordingly, the Company will no longer accept additional redemption requests during the first calendar quarter of 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ Eric Russell
Name:	Eric Russell
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Date: March 21, 2016